EXHIBIT 10.3
ASSIGNMENT AND ASSUMPTION OF SUBLEASE
This Assignment and Assumption of Sublease (this “Agreement”) is made as of February 29, 2024, by and between Peakstone Realty Trust, a Maryland real estate investment trust (“Assignor”) f/k/a Griffin Realty Trust, Inc., and PKST OP, L.P., a Delaware limited partnership (“Assignee”).
Recitals:
A.    Griffin Capital Company, LLC, a Delaware limited liability company (“Sublessor”), and Assignor are parties to that certain Sublease, dated September 1, 2021 (as amended from time to time, the “Sublease”), pursuant to which Assignor subleases from Sublessor the office building located at 1520 E. Grand Avenue, El Segundo, CA 90245, as more particularly described in the Sublease.
B.    Pursuant to that certain Consent of Master Landlord to Sublease and Acknowledgment by Sublessor and Sublessee, dated September 1, 2021, and attached to the Sublease as Exhibit D thereto (as amended from time to time, the “Consent”), GCPI, LLC, a Delaware limited liability company (and the Master Landlord under the Master Lease) (“Master Landlord”), consented to the Sublease and the parties made certain other agreements related to the Sublease and Master Lease.
C.    Master Landlord and Assignor are also parties to that certain Joinder/Agreement to Provide Right of First Offer, dated September 1, 2021, and attached to the Sublease (as amended from time to time, the “Joinder”).
D.    Assignor desires to assign to Assignee its right, title, interest and estate under, in and to the Sublease, Consent and Joinder, and Assignee desires to accept that assignment, all in accordance with the terms of this Agreement.
Agreement:
Now, Therefore, the parties hereby agree as follows:
1.Defined Terms. Words whose initial letters are capitalized are defined terms. Any capitalized term that is not defined in this Agreement shall have the same meaning that is ascribed to that term in the Sublease (or, if not defined in the Sublease, shall have the same meaning that is ascribed to that term in the Master Lease).
2.Assignment and Assumption.
2.1Assignment. Assignor hereby grants, sells, bargains, conveys, transfers and assigns to Assignee, its successors and assigns, all of Assignor’s right, title, interest and estate under, in and to the Sublease, the Consent and the Joinder (collectively, the “Sublease Documents”).

2.2Assumption. Assignee hereby accepts the sale, bargain, conveyance, transfer and assignment by Assignor to Assignee, its successors and assigns, of all of Assignor’s right, title, interest and estate under, in and to the Sublease Documents, and assumes and agrees to perform and discharge all of Assignor’s obligations arising under the Sublease Documents on or after the date of this Agreement. For the avoidance of doubt, Assignor and Assignee acknowledge that the Joinder is being terminated pursuant to a first amendment to the Sublease being entered into between Assignee and Sublessor after the execution and delivery of this Agreement.
3.Additional Provisions.
3.1Recitals. The Recitals to this Agreement are hereby incorporated by reference into the body of this Agreement.
3.2Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
3.3Counterparts. This Agreement may be executed electronically (including via DocuSign) and in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Electronic copies of the executed copies of this Agreement may be delivered to the parties by facsimile transmission or email and, upon receipt, shall be deemed originals and binding upon the parties hereto.
3.4Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Subleased Premises is located.
3.5Entire Agreement. This Agreement (and the Sublease, Consent and Joinder as assigned by this Agreement) embodies the entire agreement and understanding of the parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to the subject matter of this Agreement.
[Signature Page Follows]

Witness, the duly authorized signatures of Assignor and Assignee, as of the date first set forth above.
ASSIGNOR:

Peakstone Realty Trust,
a Maryland real estate investment trust

By:    /s/ Javier Bitar
Name:    Javier Bitar
Title:    Chief Financial Officer

ASSIGNEE:

PKST OP, L.P.,
a Delaware limited partnership

By:    Peakstone Realty Trust, a Maryland real estate investment trust, its general partner

By:    /s/ Javier Bitar
Name:    Javier Bitar
Title:    Chief Financial Officer

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